                                                                     Exhibit 4.3
                          OPEN PORT TECHNOLOGY, INC.

                WARRANT TO PURCHASE _______ SHARES OF SERIES C
                   CONVERTIBLE PARTICIPATING PREFERRED STOCK
                   -----------------------------------------

          This certifies that, for value received, CID Mezzanine Capital, L.P., a Delaware limited partnership, with its principal offices at One American Square, Suite 2850, Box 82074, Indianapolis, Indiana 46282 ("Holder"), is entitled to subscribe for and purchase, subject to the provisions of this Warrant, from Open Port Technology, Inc., an Illinois corporation with its principal offices at 676 North St. Clair, 9th Floor, Chicago, Illinois 60611 ("Company"), ____________ shares of the Series C Preferred Stock, par value of $.001 per share, of the Company ("Warrant Shares") at an exercise price of $.01 per share ("Warrant Price"), subject to adjustment of the number of Warrant Shares and the Warrant Price among other adjustments as hereinafter provided.

          1.  Certain Definitions.  As used in this Warrant:
              -------------------

          (a) "Amended and Restated Voting and Co-Sale Agreement" means the Amended and Restated Voting and Co-Sale Agreement, dated June 19, 1998, by and among the Company, the Preferred Shareholders, (as that term is defined in the Purchase Agreement) and Antonio Dutra, Gordon K. Kapes, Omprasad S. Nandyal, Randy S. Storch, and Martin T. Wegner.

          (b) "Common Stock" means the Common Stock, par value of $.001 per share, of the Company and any capital stock for which the Common Stock may hereafter be converted or exchanged.

          (c) "Note" means the 11% Subordinated Note of the Company in the principal amount of $______________, dated of even date herewith and payable to the Holder.

          (d) "Purchase Agreement" means the Note and Warrant Purchase Agreement, dated of even date herewith, by and between the Company and the Holder.

          (e) "Security" or "Securities" means any share of Common Stock, any security of the Company convertible into or exchangeable for Common Stock, or any option, right, or warrant to subscribe for or to purchase shares of Common Stock or any other security of the Company convertible into Common Stock.

          (f) "Series C Preferred Stock" means the Company's Series C Convertible Participating Preferred Stock, par value of $.001 per share, as it may be constituted from time to time.

          2.  Term.  Subject to the other terms and conditions specified herein,
              ----
this Warrant is exercisable at any time after the date hereof and before the later of (a) the third anniversary of the Company's payment in full of the Note or (b) July 1, 2001 (the later of which shall be referred to as the "Expiration Date"). On the Expiration Date, this Warrant and all rights and obligations hereunder shall automatically terminate and shall be of no further force and effect.

          3.  Certain Adjustments.  The number and type of securities
              -------------------
purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

          (a) Reclassification or Merger.  In case of any reclassification,
              --------------------------
change, or conversion of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is the surviving corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), the Company, or the successor or purchasing corporation, as the case may be, shall duly execute and deliver to the Holder a new warrant (in form and substance reasonably satisfactory to the Holder), so that the Holder shall have the right to receive, at a total purchase price not to exceed that payable upon the exercise of this Warrant, and in lieu of the shares of Series C Preferred Stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of capital stock, other securities, money, and property receivable upon that reclassification, change, or merger by a holder of the number of shares of Series C

Preferred Stock then purchasable under this Warrant; provided, however, that the
                                                     --------  -------
reincorporation of the Company under the laws of the State of Delaware or the merger of the Company into a newly-formed corporation incorporated under Delaware law shall not trigger the conditions set forth in this Section 3(a).
                                                                ------------
That new warrant shall provide for adjustments as nearly equivalent as may be practicable to the adjustments provided for in this Section 3. The provisions of
                                                    ---------
this subsection (a) shall similarly apply to successive reclassifications, changes, and mergers.

          (b) Subdivision or Combination of Shares.  If at any time while this
              ------------------------------------
Warrant remains outstanding and unexpired, the Company subdivides or combines its outstanding Series C Preferred Stock, the Warrant Price shall be proportionately decreased in the case of a subdivision or increased in the case of a combination, effective at the close of business on the date the subdivision or combination becomes effective. The number of Warrant Shares shall be adjusted as set forth in paragraph (f) of this Section 3.
                                               ---------

          (c) Share Dividends.  If at any time while this Warrant is outstanding
              ---------------
and unexpired, the Company pays a dividend with respect to shares of Series C Preferred Stock payable in shares of Series C Preferred Stock (except any distribution specifically provided for in the foregoing subparagraphs (a) and
(b)), then the Warrant Price shall be adjusted, from and after the date of determination of shareholders entitled to receive that dividend, to that price determined by multiplying the Warrant Price in effect immediately prior to the date of determination by a fraction, (i) the numerator of which shall be the total number of shares of Series C Preferred Stock outstanding immediately prior to the dividend, and (ii) the denominator of which shall be the total number of shares of Series C Preferred Stock outstanding immediately after the dividend. The number of Warrant Shares shall be adjusted as set forth in paragraph (f) of this Section 3.
     ---------

          (d) Issuance Below Warrant Price.  If at any time or from time to
              ----------------------------
time, the Company issues or is deemed to have issued any shares of Series C Preferred Stock for a consideration per share less than the Warrant Price without the Holder's written waiver of its rights under this Section 3(d) (which
                                                             ------------
may be withheld for any reason at all), the Warrant Price shall be reduced immediately to a price determined in accordance with the next sentence. The new Warrant Price shall be determined by dividing (i) an amount equal to the sum of
(x) the number of shares of Series C Preferred Stock outstanding immediately prior to the issuance, sale or deemed issuance or sale multiplied by the Warrant Price then in effect and (y) the consideration, if any, received by the Company upon the issuance, sale, or deemed issuance or sales, by (ii) the total number of shares of Series C Preferred Stock outstanding immediately after the issuance, sale, or deemed issuance or sale. For purposes of this Section 3(d),
                                                                  ------------
all shares of Series C Preferred Stock issuable upon the exercise of outstanding options, warrants or the conversion of outstanding convertible securities shall be deemed to be outstanding. The number of Warrant Shares shall be adjusted as set forth in paragraph (f) of this Section 3.
                                   ---------

          For purposes of this Section 3(d), shares of Series C Preferred Stock
                               ------------
are deemed to have been issued or sold when the Company (i) grants, issues, or sells any rights, options, or warrants to subscribe for or to purchase shares of Series C Preferred Stock, (ii) grants, issues, or sells any security of the Company convertible into or exchangeable for shares of Series C Preferred Stock,
(iii) changes the rate at which any convertible security of the Company is convertible into or exchangeable for shares of Series C Preferred Stock to provide for a greater number of shares of Series C Preferred Stock upon conversion, or (iv) increases, by dividend or other distribution payable in (1) shares of Series C Preferred Stock, (2) rights or options to subscribe for shares of Series C Preferred Stock or securities convertible into shares of Series C Preferred Stock, or (3) securities convertible into shares of Series C Preferred Stock, the number of shares of Series C Preferred Stock that may be acquired by any person.

          (e)  Consideration Received.
               ----------------------

               (i) If any Security is issued or sold or deemed to have been issued or sold pursuant to Section 3(d) for cash, the amount of the
                                     ------------
          consideration will be deemed to be the amount of cash received by the Company.

               (ii) If any Security is issued or sold or deemed to be issued or sold pursuant to Section 3(d) for a consideration in whole or in part
                           ------------
          in a form other than cash, the amount of the non-cash consideration will be the fair market value of the item(s) received. Where the consideration received consists of securities, the fair market value shall be the aggregate market price of the security as of the date of receipt, as quoted on a securities exchange, an inter-dealer quotation system (NASDAQ), or as reported by the National Quotation Bureau, Incorporated. If the security is not listed or quoted on any exchange or other quotation service, the consideration received shall be determined jointly by the Company and the holders of a majority of the Warrant Shares then issued and outstanding or issuable and outstanding upon exercise of the Warrants. If the parties are unable to reach an agreement within a reasonable period, the Board of Directors of the Company shall in good faith determine the consideration received by the Company for the purposes of the Warrants and this Section 3(e).
                   ------------

               (iii) If any Security is issued or deemed to be issued in connection with any merger, consolidation, or corporate reorganization to which the Company is a party, the amount of consideration therefor will be deemed to be the fair value of that portion of the net assets and business of the other party(ies) involved that is attributable to the Security(ies), as the case may be. The fair market value of the consideration shall be determined jointly by the Company and the holders of a majority of the Warrant Shares then issued and outstanding and issuable and outstanding upon exercise of the Warrants. If the parties are unable to reach an agreement within a reasonable period, the Board of Directors of the Company shall in good faith determine the fair value of the consideration received by the Company for the purposes of the Warrants and this Section 3(e).
                                                            ------------

               (iv) If a right, option, or warrant to subscribe for or purchase any shares of Series C Preferred Stock, or any other security of the Company convertible into shares of Common Stock is issued or deemed to be issued in connection with the issue or sale of other securities of the Company in an integrated transaction in which no specific consideration is allocated to the option or right, the consideration for the acquisition of the option or right shall be deemed to be $0.01.

          (f)  Adjustment of Number of Shares.  Upon each adjustment in the
               ------------------------------
Warrant Price pursuant to this Section 3, the number of Warrant Shares
                               ---------
purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Warrant Shares purchasable immediately prior to the adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to the adjustment and the denominator of which shall be the Warrant Price immediately thereafter.

          (g) No adjustment in the Warrant Price or the number of Warrant Shares in accordance with the provisions of this Section 3 need be made in connection
                                          ---------
with the issuance of Series C Preferred Stock or additional Warrant Shares as contemplated by Section 2.2 of the Purchase Agreement.
                -----------

          Whenever the Warrant Price or the number of Warrant Shares purchasable hereunder is adjusted pursuant to this Section 3, the Company shall prepare a
                                       ---------
certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which the adjustment was calculated, and the Warrant Price and the number of Warrant Shares purchasable hereunder after giving effect to the adjustment, and shall cause a copy of the certificate to be delivered to the Holder.

          4.  Exercise of Warrant.  This Warrant may be exercised in whole or
              -------------------
part subject to the terms and conditions of this Warrant, by presentation and surrender of this Warrant, the notice of exercise form attached hereto as Exhibit A duly completed and executed, and payment of the aggregate Warrant
---------
Price then in effect for the Warrant Shares to be acquired to the Company at its principal office. If the Warrant is tendered in connection with a registered public offering of the Company's securities, the form attached hereto as Exhibit
                                                                         -------
A-1 shall be delivered in lieu of Exhibit A.  The Company reserves the right to
---                               ---------
change Exhibits A and A-1 and any attachment thereto to the extent deemed
       ----------     ---
necessary by counsel for the Company to assure that exercise of the Warrant and issuance of the Warrant Shares will comply with federal, state, or other securities laws. The Holder shall be deemed to become the holder of record of the number of Warrant Shares issuable upon exercise (and the Warrant Shares shall be deemed to have been issued) immediately before the close of business on the date or dates on which this Warrant is exercised. If this Warrant is exercised, certificates for the Warrant Shares shall be delivered to the Holder as soon as possible and in any event within ten days after the exercise. Unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the Warrant Shares with respect to which this Warrant was not exercised also shall be issued to the holder of this Warrant as soon as possible and in any event within ten days after the exercise.

          5.  Warrant Shares Fully Paid; Reservation of Series C Preferred
              ------------------------------------------------------------
Stock.  All Warrant Shares will, upon issuance and payment therefor, be fully
-----
paid and nonassessable and free from any and all taxes, liens, and charges with respect to the issue thereof (other than those incurred by the holder of the Warrant Shares). At all times, during the term of this Warrant, the Company shall have authorized and reserved a sufficient number of shares of Series C Preferred Stock for issuance upon the exercise of this Warrant.

          6.  Closing of Books.  Except as otherwise provided in this Warrant
              ----------------
and to the extent necessary to assure compliance with federal, state, or other securities laws, the Company shall not close its books against the issuance of any Warrant Shares in any manner that materially interferes with the timely exercise of this Warrant.

          7.  Fractional Shares.  No fractional Warrant Shares shall be issued
              -----------------
in connection with any exercise hereunder, and the number of Warrant Shares available to be acquired under this Warrant shall, if necessary, be rounded up to the nearest whole number.

          8.  Notice of Certain Events.  The Company shall give at least 30 days
              ------------------------
prior written notice to the Holder before entering into any agreement with respect to, or undertaking any action in connection with any consolidation, merger, reorganization or reclassification of its capital structure, declaration of any dividend, or distribution of capital to its shareholders, voluntarily or involuntarily dissolution, liquidation, or winding up of its affairs; provided,
                                                                      --------
however, that the reincorporation of the Company under Delaware law, or the
-------
merger of the Company into a newly-formed corporation incorporated under Delaware law will not trigger the notice requirements under this Section 8.
                                                                 ---------

          9.  Compliance with Securities Laws; Disposition of Warrant or Warrant
              ------------------------------------------------------------------
Shares.
------

          (a) Compliance with Securities Laws.  The Holder, by accepting this
              -------------------------------
Warrant, represents to the Company that this Warrant and the Warrant Shares to be issued upon exercise hereof are being acquired for its own account for investment purposes only and not with a view to distribution or resale, and that the Holder will not offer, sell, or otherwise dispose of this Warrant or any Warrant Shares except under circumstances that will not result in a violation of the Securities Act of 1933, as amended ("Act"), or any state or other securities laws. Upon exercise of this Warrant, the Holder shall confirm in writing, by executing the form attached as Schedule 1 to Exhibit A, that the Warrant Shares
                               ----------    ---------
so purchased are being acquired for investment purposes only and not with a view to distribution or resale. This Warrant, any Warrant subsequently issued to the Holder, and all certificates representing the Warrant Shares issued hereunder (unless registered under the Act and any applicable state or other securities law) shall be stamped or imprinted with a legend in substantially the following form:

               THE SECURITIES EVIDENCED HEREBY HAVE NOT
               BEEN REGISTERED UNDER THE SECURITIES ACT
               OF 1933, AS AMENDED, OR ANY STATE OR OTHER
               SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, OR ASSIGNED EXCEPT (i) PURSUANT
               TO REGISTRATIONS THEREOF UNDER SUCH
               LAWS, OR (ii) IF, IN THE OPINION OF COUNSEL
               REASONABLY SATISFACTORY TO OPEN PORT TECHNOLOGY, INC. THE PROPOSED TRANSFER MAY BE EFFECTED IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS WITHOUT SUCH REGISTRATIONS.

          In addition, in connection with the issuance of this Warrant, the Holder specifically represents to the Company by acceptance of this Warrant as follows:

               (i) The Holder has been provided the opportunity to ask questions and receive answers concerning the Company and the transaction in which this Warrant is being issued; to obtain any other information it deems necessary to verify the accuracy of the information provided to it; and has otherwise acquired information about the Company sufficient to reach an informed and knowledgeable decision to acquire this Warrant. The Holder is acquiring this Warrant for its own account for investment purposes only and not with a view to, or for resale in connection with, any "distribution" thereof for purposes of the Act.

               (ii) The Holder understands that this Warrant has not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Holder's investment intent as expressed herein. In this connection, the Holder understands that, in the view of the Securities and Exchange Commission ("SEC"), the statutory basis for the federal exemption may be unavailable if the Holder's representation is predicated solely upon a present intention to hold the Warrant for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Warrant, or for a period of one year or any other fixed period in the future.

               (iii) The Holder further understands that this Warrant must be held indefinitely unless subsequently registered under the Act or unless an exemption from registration is otherwise available. Moreover, the Holder understands that, except as provided in the Amended and Restated Registration Rights Agreement (pursuant to which the Holder becomes a party upon the exercise of this Warrant) dated of even date herewith by and among the Company and the other Investors (as that term is defined in such Registration Rights Agreement), the Company is under no obligation to register this Warrant or Warrant Shares.

               (iv) The Holder is aware of the provisions of Rule 144 promulgated by the SEC under the Act ("Rule 144"), which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or from an affiliate of the issuer), in a non-public offering subject to the satisfaction of certain conditions, if applicable, including, among other things: certain public information about the issuer must be available; the resale must occur at least one year after the party has purchased and paid for the securities to be sold; the sale must be made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market-maker (as that term is defined under the Securities Exchange Act of 1934, as amended); and the amount of securities being sold during any three month period must not exceed the specified limitations stated in Rule 144.

               (v) The Holder further understands that at the time it wishes to sell this Warrant there may be no public market through which it may make such a sale, and that even if a public market then exists the Company may not then satisfy the current public information requirements of Rule 144. In that event, the Holder may be precluded from selling this Warrant under Rule 144 even if the one-year minimum holding period has been satisfied.

               (vi) The Holder further understands that if all of the requirements of Rule 144 are not satisfied, registration under the Act, or compliance with Regulation A promulgated under the Act or some other exemption from registration under the Act will be required; and that, notwithstanding the fact that Rule 144 is not the exclusive means of selling unregistered securities in accordance with the Act, the Staff of the SEC has expressed its opinion that persons proposing to offer and/or sell securities acquired through private placement other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that the sellers and their respective brokers who participate in such transactions do so at their own risk.

               (vii) The Holder understands that the Warrant has not been registered under any state's or other jurisdiction's securities laws and may not be offered or sold without compliance with applicable securities laws, whether through registration of the offer and sale of the Warrant or in reliance upon one or more exemptions from registration available under state or other securities laws.

               (viii) The Holder is an "accredited investor" as defined in Rule 501 of the SEC and in Indiana Code 23-2-1-1(r). The Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks related to its acquisition of this Warrant.

          (b)  Disposition of Warrant or the Warrant Shares.  Subject to Section
               --------------------------------------------              -------
9(c), with respect to any offer, sale, or other disposition of this Warrant or
----
any of the Warrant Shares before registration of the Warrant Shares, the then current Holder shall give written notice to the Company prior thereto, describing briefly the manner of the offer, sale, and/or other disposition and if requested by the Company a written opinion of Holder's counsel reasonably satisfactory to the Company, to the effect that the offer, sale, or other disposition may be effected without registration or qualification of this Warrant or the Warrant Shares under the Act as then in effect and any federal, state, or other securities laws then in effect. The opinion of Holder's counsel shall also state whether under any applicable securities law this Warrant or the Warrant Shares to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to ensure compliance with federal, state, or other securities laws. Promptly upon receiving the written notice and a reasonably satisfactory opinion, if so requested, the Company shall notify the Holder that the Holder may sell or otherwise dispose of this Warrant or the Warrant Shares, all in accordance with the terms of the notice delivered to the Company. If the Company determines pursuant to this Section 9(b) that the opinion of counsel for the Holder is not
                 ------------
reasonably satisfactory, the Company shall so notify the Holder promptly after making that determination. Notwithstanding the foregoing, this Warrant or the Warrant Shares may, as to federal securities laws, be offered, sold, or otherwise disposed of in accordance with Rule 144 or any successor rule under the Act, provided that the Holder furnishes the Company with all information the Company may reasonably request to provide reasonable assurance that the provisions of Rule 144 or any successor rule have been satisfied. Each certificate representing this Warrant or the Warrant Shares thus transferred shall bear a legend as to the applicable restrictions on transferability to ensure compliance with federal, state, and other securities laws, unless, in the opinion of counsel for the Holder reasonably satisfactory to the Company, a legend is not required to ensure compliance with those laws. The Company may issue stop-transfer instructions to its transfer agent in connection with any restrictions.

          (c)  Limitations of Transfer.  The Warrant and the Warrant Shares may
               -----------------------
not be sold, transferred, assigned, hypothecated or otherwise disposed without the prior consent of the Company; provided, however, that the Holder may
                                  --------  -------
transfer or assign the Warrant and/or the Warrant Shares, or its interest therein, to a limited partner or general partner of the Holder in connection with the liquidation, dissolution, or winding up of the affairs of the Holder. In addition, the Warrant and the Warrant Shares shall not be transferable except in compliance with the terms and conditions of the Amended and Restated Voting and Co-Sale Agreement. No person shall acquire any Warrant Shares upon the exercise of this Warrant unless and until that person provides the Company with his or its agreement in writing to be bound by the terms and conditions of the Amended and Restated Voting and Co-Sale Agreement and to be deemed a "Preferred Shareholder" thereunder. Each certificate representing the Warrant Shares will bear a legend as to the existence and applicability of the Amended and Restated Voting and Co-Sale Agreement.

          (d)  Certain Exceptions.  Notwithstanding the requirements of Section
               ------------------                                       -------
9(b), no opinion of counsel for the Holder shall be required in connection with
----
any transfer, without any additional consideration, of the Warrant to the general and/or limited partners of the Holder; provided, however, that in any
                                               --------  -------
such transfer, the transferee shall, at the Company's request, agree in writing to be bound by the terms of this Warrant as if an original signatory hereto, and shall for all purposes be deemed the "Holder" hereunder.

          10.  Representations and Warranties.  The Company represents and
               ------------------------------
warrants to the Holder as follows:

          (a) This Warrant has been duly authorized and executed by the Company and is a valid and binding obligation of the Company, enforceable in accordance with its terms.

          (b) The Warrant Shares have been duly authorized and reserved for issuance by the Company and, when issued and paid for in accordance with the terms hereof, will be validly issued, fully paid, and nonassessable.

          (c) The rights, preferences, privileges, and restrictions granted to or imposed upon the shares of Series C Preferred Stock and the holders thereof are as set forth in the Company's Amended and Restated Articles of Incorporation, and in the Amended and Restated Voting and Co-Sale Agreement.

          (d) The execution and delivery of this Warrant: (i) are not, and the issuance of the Warrant Shares upon exercise of this Warrant in accordance with the terms hereof will not be, inconsistent with the Company's Amended and Restated Articles of Incorporation or Bylaws; (ii) do not and will not contravene any law, governmental rule or regulation, judgment, or order applicable to the Company assuming the accuracy of all representations and warranties of Holder herein; (iii) do not and will not conflict with or contravene any provision of, or constitute a default under, any indenture, mortgage, contract, or other instrument to which the Company is a party or by which it is bound; and (iv) do not require the consent or approval of, the giving of notice to, the registration or filing with or the taking of any action in respect of or by, any federal, state, local, or other government authority or agency or other person, except for consents which have already been obtained and except for the filing of notices pursuant to federal, state, or other securities laws, which filings will be effected by the time required thereby.

          11.  Amendment and Certain Waivers.  This Warrant may be amended or
               -----------------------------
modified only by a written agreement by the party against which enforcement is sought. The Company may take any action prohibited by this Warrant or omit to perform any act required to be performed by it under this Warrant, if the Company obtains the written consent of the Holder to the action or omission to act.

          12.  Benefit of Parties; Assignability.  All of the terms and
               ---------------------------------
conditions of this Warrant shall be binding upon any corporation succeeding the Company by merger or consolidation, and all of the Company's obligations relating to the Warrant Shares shall survive the exercise and termination of this Warrant, and all of the Company's covenants and agreements shall inure to the benefit of the Holder's successors and assigns; provided, however, except as contemplated by Section 9(d) with respect to transfers to partners of the
                ------------
Holder, this Warrant and the rights of the Holder hereunder shall not be assignable or transferable by the Holder without the Company's consent.

          13.  Captions.  The captions of the sections of this Warrant are
               --------
solely for convenient reference and shall not be deemed to affect the meaning or interpretation of any provision of this Warrant.

          14.  Governing Law; Choice of Forum.  All questions concerning the
               ------------------------------
relative rights of the Company and its shareholders shall be governed by the laws of the State of Illinois. Illinois law shall govern the interpretation, construction, and enforcement of this Warrant, and all transactions contemplated hereby, notwithstanding any State's choice of law rules to the contrary.

          15.  Lost Warrant or Share Certificates.  The Company covenants to the
               ----------------------------------
Holder that, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant or any share certificate representing any of the Warrant Shares and, in the case of any such loss, theft, or destruction, upon receipt of an indemnity agreement reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of the Warrant or share certificate, the Company shall make and deliver a new Warrant or share certificate, of like tenor, in lieu of the lost, stolen, destroyed, or mutilated Warrant or share certificate at Holder's expense.

          16.  Merger or Consolidation of the Company.  The Company will not
               --------------------------------------
merge or consolidate with or into any other corporation unless the Note is paid in full and all Warrant Shares held or that could be acquired by the Holder are purchased by the successor corporation or buyer; provided, however, that the
                                                 --------  -------
Company may take necessary actions in connection with the reincorporation of the Company under the laws of the State of Delaware.

          17.  Notices.  All notices, requests, demands, or other communications
               -------
that are required or may be given pursuant to the terms of this Warrant shall be in writing and delivery shall be deemed sufficient in all respects and to have been duly given on the date of service if delivered personally or by facsimile transmission if receipt is confirmed to the party to whom notice is to be given, or on the third day after mailing if mailed by first-class mail, return receipt requested, postage prepaid, and properly addressed to the Holder and the Company at the addresses set forth in the first paragraph of this Warrant or to any other address as either party may specify in writing.

          18.  Remedies.  In case any one or more of the covenants and
               --------
agreements in this Warrant is breached, the Holder (in the case of a breach by the Company) or the Company (in the case of a breach by the Holder) may proceed to protect and enforce its rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any breach and/or an action for specific performance of any covenant or agreement in this Warrant. The Holder shall have the right to recover from the Company, and the Company shall pay, in addition to any amount due hereunder, all court costs and reasonable attorneys' fees incurred by the Holder in enforcing its rights under this Agreement.

          19.  Survival of Representations, Warranties, and Agreements.  All
               -------------------------------------------------------
representations and warranties of the Company and the Holder contained herein shall indefinitely survive the date of this Warrant. All agreements of the Company and the Holder contained herein shall survive until, by their respective terms, they are no longer operative.

          20.  Acceptance.  The Holder's receipt of this Warrant (as indicated
               ----------
below) shall constitute acceptance of and agreement by the Holder to the foregoing terms and conditions.

          IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized representative as of this ____ day of ____________, 199__.

                                OPEN PORT TECHNOLOGY, INC.


                                By:_________________________

                                Its:________________________


                                CID MEZZANINE CAPITAL, L.P.
                                By CID Mezzanine Partners, L.P.,
                                     as General Partner


                                By:

                                     John C. Aplin, General Partner

               SCHEDULE OF CID MEZZANINE CAPITAL, L.P. WARRANTS

--------------------------------------------------------------------------------
                                                                Number of Shares
 No.           Date of Warrant          Exercise Price          Subject to
                                                                Purchase
--------------------------------------------------------------------------------
 1.            6/22/98                  $0.01                   111,093
--------------------------------------------------------------------------------
 2.            12/10/98                 $0.01                   74,099
--------------------------------------------------------------------------------
 3.            1/5/99                   $0.01                   36,994
--------------------------------------------------------------------------------
 4.            4/12/99                  $0.01                   74,062
--------------------------------------------------------------------------------
 5.            5/3/99                   $0.01                   74,062
--------------------------------------------------------------------------------